UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 9, 2026
(Date of earliest event reported)

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-12507	22-2448962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Glen Street	Glens Falls	New York	12801
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			518	745-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $1.00 per share	AROW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 8.01. Other Events.

As previously announced, on February 25, 2026, Arrow Financial Corporation, a New York corporation ("Arrow") entered into an Agreement and Plan of Merger (the “Agreement”) with Adirondack Bancorp, Inc., a New York corporation (“Adirondack”) and Arrow Merger Sub, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of Arrow. Subject to the terms and conditions of the Agreement, which has been approved by the boards of directors of each party, and pursuant to which, among other things, Adirondack will merge with and into Arrow, with Arrow as the surviving corporation (collectively the “Merger”). Following the Merger, Adirondack Bank, the wholly-owned subsidiary of Adirondack, will merge with and into Arrow Bank National Association and a wholly-owned subsidiary of Arrow (“Arrow Bank”), with Arrow Bank as the surviving bank (the “Bank Merger” and, together with the Merger, the “Transaction”).

On June 9, 2026, at a special meeting of the stockholders of Adirondack, Adirondack stockholders voted to approve the Merger.

On June 10, 2026, New York State Department of Financial Services issued their approval of the proposed Transaction and Arrow received a waiver from filing an application with the Federal Reserve Bank of New York in connection with the Merger. As previously announced on June 1, 2026, the Office of the Comptroller of the Currency has also approved the proposed Transaction.

Subject to the satisfaction of customary closing conditions in the Agreement, the Transaction is anticipated to be completed on July 1, 2026.

Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Arrow and Adirondack regarding the proposed Transaction and other matters that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed Transaction. Additionally, forward-looking statements speak only as of the date they are made; Arrow and Adirondack do not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Arrow and Adirondack. Such statements are based upon the current beliefs and expectations of the management of Adirondack and Arrow and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Date:	June 11, 2026	/s/ Penko Ivanov
Penko Ivanov Chief Financial Officer